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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of RoTech Medical Corporation (as filed on August 27, 1996) of our report dated May 24, 1996, on the financial statements of G & G Medical, Inc. as of and for the year ended March 31, 1995, which is included in RoTech Medical Corporation's Form 8-K/A as filed on June 4, 1996.


Dalby, Wendland & Co., P.C.


Grand Junction, Colorado
August 27, 1996